UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Enable Merger

On February 16, 2021, Enable Midstream Partners, LP, a Delaware limited partnership (“Enable”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Elk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), Elk GP Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“GP Merger Sub” and, together with Energy Transfer and Merger Sub, the “Energy Transfer Parties”), Enable GP, LLC, a Delaware limited liability company and the sole general partner of Enable (the “General Partner” and, together with Enable, the “Enable Parties”), and, solely for the purposes of Section 2.1(a)(i) therein, LE GP, LLC, a Delaware limited liability company and sole general partner of Energy Transfer (“Energy Transfer GP”), and solely for the purposes of Section 1.1(b)(i) therein, CenterPoint Energy, Inc., a Texas corporation (the “Company”). Pursuant to the Merger Agreement, and subject to the terms and conditions therein, (i) Merger Sub will merge with and into Enable (the “LP Merger”), with Enable surviving the LP Merger as a wholly owned subsidiary of Energy Transfer, (ii) GP Merger Sub will merge with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Energy Transfer, and (iii) the Company will contribute, assign, transfer, convey and deliver to Energy Transfer, and Energy Transfer will acquire, assume, accept and receive from the Company, all of the Company’s right, title and interest in each 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in Enable (the “Enable Series A Preferred Units”) issued and outstanding at such time in exchange for 0.0265 newly issued 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units of Energy Transfer (the “Energy Transfer Series G Preferred Units”). On February 16, 2021, the board of directors of the General Partner, pursuant to the unanimous recommendation of the Conflicts Committee thereof, unanimously approved the Merger Agreement and the transactions contemplated thereby. On February 16, 2021, the board of directors of Energy Transfer GP unanimously approved the Merger Agreement and the transactions contemplated thereby.

At closing, Energy Transfer will acquire 100% of Enable’s outstanding equity interests, resulting in the exchange of Enable common units owned by the Company at the transaction exchange ratio of 0.8595x Energy Transfer common units for each Enable common unit. The Company will also receive $5 million in cash in exchange for its interest in the General Partner and approximately $385 million of Energy Transfer Series G Preferred Units in exchange for $363 million of Enable Series A Preferred Units owned by the Company. The Mergers are expected to be completed in the second half of 2021, subject to customary closing conditions, including Hart-Scott-Rodino antitrust clearance.

Support Agreement

Contemporaneously with the execution of the Merger Agreement, each of the Company and OGE Energy Corp., an Oklahoma corporation (“OGE” and, together with the Company, the “Sponsors”), entered into separate support agreements (the “Company Support Agreement” and together with the support agreement entered into by OGE, the “Support Agreements”) with the Energy Transfer Parties and the Partnership Parties. Pursuant to the Support Agreements, the Sponsors irrevocably agreed to, among other things, (a) promptly following the time when the Form S-4

(as defined in the Merger Agreement) has been declared effective by the Securities and Exchange Commission (the “SEC”) and the Sponsors have received from Energy Transfer a copy of the Consent Solicitation Statement/Prospectus included in the Form S-4, execute and deliver a written consent covering all of the Sponsor’s Covered Units (as defined in the Support Agreement) approving each of the matters for which Enable is soliciting consents of the holders of Enable common units in accordance with the Merger Agreement pursuant to the Consent Solicitation Statement/Prospectus and (b) oppose, vote against and not to consent to any other action, agreement or proposal intended to, or which has the effect of or reasonably would be expected to have the effect of, impeding, delaying, restricting, limiting or interfering with the performance of the Sponsors’ obligations under the Support Agreements or the consummation of the Mergers.

Pursuant to the Support Agreements, neither of the Sponsors nor any of their representatives are permitted to solicit, initiate, knowingly encourage or knowingly facilitate any acquisition proposals or inquiries regarding the submission of an acquisition proposal or any inquiries regarding any transfer of limited liability company interests in the General Partner. Additionally, neither of the Sponsors nor any of their representatives are permitted to engage or participate in any discussions or negotiations regarding, or furnish any confidential information regarding or in connection with an acquisition proposal or any transfer of limited liability company interests in the General Partner.

A copy of the Company Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Company Support Agreement. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Company Support Agreement contains representations and warranties by each of the parties to the Company Support Agreement, which were made only for purposes of the Company Support Agreement and as of a specified date. The representations, warranties and covenants in the Company Support Agreement were made solely for the benefit of the parties to the Company Support Agreement; may be subject to limitations agreed upon by the contracting parties; and may be subject to standards of materiality, applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Company Support Agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

Registration Rights Agreement

In addition, the Merger Agreement contemplates the execution and delivery of a Registration Rights Agreement (the “Registration Rights Agreement”) by and among Energy Transfer, the Company and OGE to be executed by the parties thereto at the closing of the Mergers. A form of the Registration Rights Agreement was an exhibit to the Merger Agreement. The Registration Rights Agreement provides for customary resale registration, demand registration and piggy-back registration rights with respect to Energy Transfer common units issued to the Company and OGE in the LP Merger.

The Registration Rights Agreement described above is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this Current Report are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Report, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) the consummation of the Mergers, (2) receipt of Enable unitholder and regulatory approvals, (3) the completion of the Mergers, and (4) the expected timing of completion of the Mergers.

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) receipt of unitholder approval and (2) the risk that the Partnership and Energy Transfer may be unable to obtain governmental and regulatory approvals required for the Mergers.

Item 7.01.	Regulation FD Disclosure.

Press Release and Announcement

On February 17, 2021, the Company issued a press release and an announcement announcing the Merger Agreement and the transactions contemplated therein. A copy of the press release and the announcement are furnished as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Important Information for Investors and Unitholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger between Enable and a subsidiary of Energy Transfer, Energy Transfer will file with the SEC a registration statement on Form S-4, which will include a prospectus of Energy Transfer and a consent solicitation statement of Enable. Energy Transfer and Enable will also file other documents with the SEC regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive consent solicitation statement/prospectus will be mailed to the unitholders of Enable. INVESTORS AND UNITHOLDERS OF ENABLE ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and unitholders will be able to obtain free copies of the consent solicitation statement/prospectus and other documents containing important information about Energy Transfer and Enable once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Energy Transfer and Enable will be available free of charge on their respective internet websites at https://www.energytransfer.com/ and https://www.enablemidstream.com/ or by contacting their respective Investor Relations departments at 214-981-0795 (for Energy Transfer) or 405-558-4600 (for Enable).

Participants in the Solicitation

The Company, Energy Transfer, Enable and their respective directors and executive officers of may be deemed to be participants in the solicitation of proxies from the unitholders of Enable in connection with the proposed merger. Information about (i) the directors and executive officers of the Company is set forth in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the SEC on March 13, 2020 and the Company’s Annual Report on Form 10-K which was filed with the SEC on February 27, 2020, respectively, (ii) the directors and executive officers of Energy Transfer is set forth in Energy Transfer’s Annual Report on Form 10-K which was filed with the SEC on February 21, 2020 and (iii) the directors and executive officers of Enable is set forth in Enable’s Annual Report on Form 10-K which was filed with the SEC on February 19, 2020, in each case, as may be updated from time to time by Current Reports on Form 8-K, statements of changes in beneficial ownership and other filings with the SEC. Other information regarding certain participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Support Agreement, dated as of February 16, 2021, by and among Energy Transfer LP, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners, LP, Enable GP, LLC and CenterPoint Energy, Inc.

10.2	Form of Registration Rights Agreement, to be dated as of the Closing Date, by and among Energy Transfer LP and certain unitholders of Enable Midstream Partners, LP as set forth on Schedule I thereto.

99.1	Press Release issued by the Company on February 17, 2021 announcing the Merger Agreement and the transactions contemplated therein.

99.2	Announcement issued by the Company on February 17, 2021 announcing the Merger Agreement and the transactions contemplated therein.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 17, 2021	By:	/s/ Jason P. Wells
Jason P. Wells
Executive Vice President and Chief Financial Officer